UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2008

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 12, 2008, The Shaw Group Inc., a Louisiana corporation (the "Company") and David L. Chapman, Sr., President of the Company’s Fabrication & Manufacturing Group, executed and delivered a letter agreement (the "Letter Agreement") to set forth the terms of Mr. Chapman’s continued employment with the Company.

The Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. All capitalized terms used herein that are not otherwise defined have the meanings ascribed to them in the Letter Agreement.

The Letter Agreement provides that except as amended thereby, the Company’s employment offer letter dated March 8, 200[1](2002) to Mr. Chapman, as amended by an amendment effective April 1, 2005, shall remain in effect. The offer letter to Mr. Chapman is incorporated herein by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on December 24, 2003, and the amendment to such offer letter is incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on January 12, 2005.

The following is a summary of the terms and conditions contained in the Letter Agreement that are material to the Company; provided that the following summary is qualified in its entirety by the terms and provisions of the Letter Agreement that is filed herewith, and the provisions of Mr. Chapman’s prior employment offer letter, and the amendment thereto, which are both incorporated herein by reference:

• Effective Date – September 1, 2007.
• Term – Through August 31, 2009 (the "Term"); provided that, unless either party provides notice at least 60 days prior to August 31, 2009, the term automatically renews for an additional two-year period ending August 31, 2011.
• Base Salary – $750,000 per year.
• Annual Bonus – Participation in the Company’s management incentive plan, with a minimum bonus of $750,000 per fiscal year.
• Long Term Incentives – Participation in the Company’s long term incentive program pursuant to which awards of stock options, restricted stock, restricted stock units, or other similar equity awards may be made.
• Benefits – Participation in benefit programs on the same terms as outlined in the offer letter relating to Mr. Chapman’s employment, as amended;
• Aircraft Reimbursement – Reimbursement for operating expenses (e.g., fuel and hangar fees and pro rata portion of insurance and scheduled maintenance) incurred by Mr. Chapman for use of his personal aircraft for Company-approved business; provided that such reimbursement shall not exceed an average of $400 per hour of flight time for Company-approved business over the Term.
• Part-Time Employment Upon Expiration of Term – Upon three months’ prior notice, either party may terminate the Term, and Mr. Chapman shall become a part-time employee pursuant to the following terms and conditions:

• Part-Time Term – Five years (unless otherwise mutually agreed);
• Compensation – $300,000 per year based upon a minimum of 20 hours of services per week; if the Company requests hours in excess of 20 hours per week, the Company will pay $300.00 for each additional hour;
• Long Term Incentives – Long term incentives granted prior to expiration of the Term will continue to vest during part-time employment; provided that Mr. Chapman will not receive any new awards of long term incentives during the part-time employment term.
• Benefits – Continued medical and dental benefits to be provided to Mr. Chapman and his dependents during the part-time employment term;
• Services by Chapman – At a minimum, Mr. Chapman must review backlogs of all Fabrication & Manufacturing Group facilities once per month, participate in monthly financial reviews (via telephone conference), and review all project bids (at the buy stage) equal to or greater than $5 million in revenues;
• Severance Upon Termination – In the event that the Company terminates Mr. Chapman prior to the expiration of the part-time employment term for a reason other than Misconduct or Disability (both as defined in the Letter Agreement), the Company must pay Mr. Chapman, subject to tax and other customary withholdings, (a) within 15 days of termination, a lump sum amount, in cash, equal to the lesser of (i) $450,000 and (ii) an amount (the "Termination Payment Amount") equal to the product of (A) $1,500,000, multiplied by (B) the remaining portion of the part-time employment term (expressed as a percentage), and (b) six months after the date of termination, a lump sum amount (if greater than zero), in cash, equal to (i) the Termination Payment Amount, minus (ii) $450,000;
• Termination for Misconduct – In the event Mr. Chapman is terminated because of Misconduct, the Company shall have no obligations pursuant to the Letter Agreement after the date of termination other than the payment of any unpaid part-time employment compensation accrued through the date of termination; and
• Termination Upon Disability – If Mr. Chapman is absent from the full time performance of his duties with the Company for 120 consecutive calendar days as a result of a Disability, his employment may be terminated by the Company. If he is terminated due to a Disability prior to expiration of the part-time employment term, he will not be entitled to further compensation, except that the Company must, for the period beginning with the date of termination and ending on the last day of the part-time employment term, pay to Mr. Chapman monthly the amount by which his monthly part-time compensation exceeds the monthly benefit received pursuant to any disability insurance providing coverage to him.

• Succession Plan – During the Term, Mr. Chapman must continue to develop and maintain a succession plan and identify, train and develop potential successors and key members of the Fabrication & Maintenance Group’s management team.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

10.1 Letter Agreement between The Shaw Group Inc. and David L. Chapman, Sr. dated March 12, 2008

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

March 17, 2008	By:	Gary P. Graphia

Name: Gary P. Graphia
Title: Executive Vice President

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement between The Shaw Group Inc. and David L. Chapman, Sr. dated March 12, 2008